UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)             March 26, 2010

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

     Delaware                                  000-31135                                04-3209022
(State or Other Jurisdiction                   (Commission                                  (IRS Employer
           of Incorporation)                            File Number)                              Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

        On March 26, 2010, Inspire Pharmaceuticals, Inc. ("Inspire") and Finorga S.A.S., a corporation organized under the laws of France with a place of business in Chasse sur Rhône, France (near, Lyon), acting in its own name and on behalf of Novasep Process (collectively, "Novasep") entered into a Technical Transfer & Development Services Agreement (the "Agreement"). Inspire is currently developing denufosol tetrasodium inhalation solution for the treatment of cystic fibrosis. The purpose of the Agreement is to enable Novasep to become a qualified manufacturer of the active pharmaceutical ingredient (i.e. API) for denufosol (the "Product").

        Pursuant to the terms of the Agreement, Inspire has transferred to Novasep certain technology relating to the manufacture and production of the Product. In accordance therewith, Inspire has granted Novasep a non-exclusive, royalty-free, non-transferable, non-sublicensable license to use certain intellectual property to perform its obligations under the Agreement. Any intellectual property developed in relation to the Product or the development or manufacture of the Product by Novasep will be owned by Inspire.

        Novasep is responsible for procuring, installing at one of its facilities, qualifying and maintaining certain equipment to be used for the manufacture of the Product. Such manufacturing equipment is owned by Inspire and will be used by Novasep for the manufacture of the Product. Novasep is responsible for various services relating to process development, process-improvement and scale-up of the manufacturing process for the Product, as well as the manufacture of various development, demonstration and validation batches of the Product in accordance with cGMPs, legal requirements and the terms of the Agreement. Inspire is obligated to pay an aggregate amount of up to 5,101,000 Euros for the services, the equipment and the production of the various batches of the Product. A number of services provided for under the Agreement have already been completed by Novasep. Accordingly, a significant portion of the aggregate payment amount provided for in the Agreement has already been paid by Inspire. The remaining payment obligations under the Agreement have been reflected in Inspire's 2010 expense guidance.

        The Agreement will terminate on December 31, 2011, unless earlier terminated in accordance with its terms. After April 30, 2010, Inspire shall have a right to terminate the Agreement for any reason or no reason upon sixty (60) days written notice to Novasep. In such event, Inspire will reimburse Novasep for any costs and non-cancelable commitments reasonably and legitimately incurred by Novasep in accordance with the Agreement, including those expenses associated with the purchase and installation of the equipment up to that point in time, but only to the extent that such expenses have been actually incurred by Novasep and exceed 2,100,000 Euros, and provided that such reimbursement shall not exceed 500,000 Euros.

        The Agreement contemplates that the parties will be negotiating in good faith an additional agreement relating to Novasep's manufacture of the Product for Inspire following the successful completion of the services under the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    Inspire Pharmaceuticals, Inc.

                                                                                     /s/ Joseph M. Spagnardi
                                                                                    By: Joseph M. Spagnardi,
                                                                                     Senior Vice President and General Counsel

Dated: March 31, 2010